As filed with the Securities and Exchange Commission on August 14, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

mobile mini, inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0748362

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7420 South Kyrene Road Suite 101
Tempe, Arizona (Address of Principal Executive Offices)	85283 (Zip Code)
Mobile Mini, Inc. 2006 Equity Incentive Plan
(Full title of the plan)
Lawrence Trachtenberg
Executive Vice President
7420 South Kyrene Road
Suite 101
Tempe, Arizona 85283
(480) 894-6311
(Name, address and telephone number,
including area code, of agent for service)
Copy to:
Joseph P. Richardson, Esq.
Bryan Cave LLP
Two North Central Avenue, Suite 2200
Phoenix, Arizona 85004
Telephone: (602) 364-7000
Fax: (602) 364-7070
CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed Maximum
of Securities	to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	Per Share(2)	Price (2)	Registration Fee
Common Stock, $.01 par value per share	1,200,000	$28.06	$33,672,000	$3,602.90

(1)	Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance as the result of any future stock split, stock dividend or similar transaction.

(2)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share represents the average of the high ($28.79) and low ($27.33) prices of the Common Stock as of August 11, 2006 as quoted by the Nasdaq Global Select Market.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the Commission (File No. 1-12804):
(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended on March 21, 2006 and March 22, 2006;

(b)	Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

(c)	The Registrant’s Current Report on Form 8-K filed on March 24, 2006 and June 30, 2006 and portions of our Current Reports on Form 8-K filed on February 23, 2006 and March 15, 2006;

(d)	The description of the Registrant’s common stock set forth in our prospectus dated May 6, 1999, which comprised part of our registration statement on Form S-2 (File No. 333-76093);

(e)	Registrant’s Registration Statement on Form 8-A, filed on December 12, 1999, which contains a description of our Series C Junior Participating Preferred Stock issuable in connection with our stockholder rights plan
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.
     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     None.
     Item 6. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of the state of Delaware (“DGCL”), as amended, provides that under certain circumstances, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has on reasonable cause to believe such person’s conduct was unlawful.
     The DGCL authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
     Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by Registrant with certain of its executive officers, Registrant must indemnify such officers and employees in the same manner and to the same extent that it is required to indemnify its directors under its Bylaws. Registrant’s Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director’s fiduciary duty.
     The Registrant has entered into indemnification agreements with each of its directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, a director will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.
     Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of Mobile Mini, or that may arise out of their status as directors or officers of the registrants, including liabilities under the federal and state securities laws. Registrant has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.
     Item 7. Exemption from Registration Claimed.
     Not applicable.
     Item 8. Exhibits.
     Reference is made to the Exhibit Index.
     Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on the 14 day of August, 2006.

Mobile Mini, Inc.
By:	/s/ Steven G. Bunger
Steven G. Bunger
President, Chief Executive Officer and Director

POWER OF ATTORNEY
     We, the undersigned officers and directors of Mobile Mini, Inc., hereby severally constitute and appoint Steven G. Bunger and Lawrence Trachtenberg and each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Steven G. Bunger Steven G. Bunger	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2006

/s/ Lawrence Trachtenberg Lawrence Trachtenberg	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 14, 2006

/s/ Deborah K. Keeley Deborah K. Keeley	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 14, 2006

/s/ Jeffrey S. Goble	Director	August 14, 2006
Jeffrey S. Goble

/s/ Ronald J. Marusiak	Director	August 14, 2006
Ronald J. Marusiak

/s/ Michael L. Watts	Director	August 14, 2006
Michael L. Watts

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Mobile Mini, Inc. (Incorporated by reference to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1997)

4.2	Certificate of Amendment, dated July 20, 2000, to the Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant’s Report on Form 10-Q for the quarter ended June 30, 2000)

4.3	Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock of Mobile Mini, Inc., dated December 17, 1999 (Incorporated by reference to the Registrant’s Report on Form 8-K dated December 13, 1999)

4.4	Amended and Restated By-laws of Mobile Mini, Inc., adopted February 14, 2000. (Incorporated by reference to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1999)

5.1	Opinion of Bryan Cave LLP

10.1	Mobile Mini, Inc. 2006 Equity Incentive Plan (Incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed with the Commission on May 9, 2006)

23.1	Consent of Bryan Cave LLP (Included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (Contained on Signature Page)